Exhibit 99.2

ALLIANCE MMA 590 MADISON AVENUE NEW YORK, NY 10022 www.rubensteinpr.com RUBENSTEIN PUBLIC RELATIONS CONTACT: KRISTIE GALVANI 212-805-3005 KGALVANI@RUBENSTEINPR.COM

ALLIANCE MMA Names James Byrne as Chief Marketing Officer

Seasoned MMA Marketing Veteran Will Lead the Company Brand

NEW YORK, NY – January 24, 2017 – Alliance MMA, Inc. ("Alliance MMA" or the "Company") (NASDAQ: AMMA), a mixed martial arts (MMA) organization that promotes live professional MMA events in numerous major markets across the country, announced today that James Byrne, a veteran of arena sports marketing, has been hired as its Chief Marketing Officer (CMO).

Prior to joining Alliance, Byrne served as an executive consultant to The Ultimate Fighting Championship (UFC) for over a decade and, before that, was a senior marketer at the WWE (NYSE: WWE) during the “Attitude Era” that launched stars such as The Rock and Stone Cold Steve Austin, and made them into household names. He also led the marketing effort for Carsey-Werner, the television production firm based in Los Angeles behind such hit shows as “Cosby,” “Roseanne,” “That 70s Show” and “3rd Rock from the Sun.” Most recently, Byrne’s Manhattan-based boutique marketing firm worked with companies such as Saatchi & Saatchi EMEA, Glory Sports International and Sony Pictures Classics.

“James has a long string of successes behind him that make him a real find in the international arena sports business, and we are extremely pleased to have him on board,” said Paul Danner, Chief Executive Officer of Alliance MMA. “His unique experience and skill set, specific to our industry, bode well for reaching our long as well as short-term branding and sponsorship objectives.”

“Alliance MMA is reminiscent of the early days of the sport when we had this amazing mix of high-octane content, ‘anything-goes’ creativity and boundless energy to get it all done in a day,” said Byrne. “Making Alliance MMA the engine room for developing talent is our collective mandate,” added Byrne, “and I couldn’t be more excited to roll up my sleeves and work with Rob Haydak, its President, alongside his team, to take it all to the next level.”

About Alliance MMA, Inc.

Alliance MMA (NASDAQ: AMMA) is a mixed martial arts organization offering premier promotional opportunities for aspiring mixed martial arts (MMA) fighters who wish to advance to the sport's highest level of professional competition. Alliance MMA's mission is to identify and cultivate the next generation of fighters and champions for the Ultimate Fighting Championship (UFC) and other premier MMA promotions.

MMA is a full contact sport that allows a wide range of fighting techniques, including striking and grappling from various martial arts and disciplines such as Boxing, Wrestling, Brazilian Jiu Jitsu, Karate & Muay Thai. Professional MMA fights are sanctioned and regulated by athletic commissions in all 50 states.

With some of the world's leading MMA promotions under the Alliance MMA umbrella, the organization aims eventually to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA will also be dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for its live MMA events, digital media platform and Alliance MMA fighters.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of MMA events. In 2016, the company went public with a listing on the NASDAQ stock market. Alliance MMA is the only mixed martial arts promotion company that is publicly traded, allowing public investment in the world's fastest growing sport.

For more information visit, www.alliancemma.com

Or contact:

James Platek

Director, Investor Relations

Alliance MMA, Inc.

590 Madison Avenue

New York NY 10022

(212) 739-7825, x707

Kristie Galvani

Rubenstein Public Relations

kgalvani@rubensteinpr.com

212-805-3005

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA’s registration statement and in its other filings with the Securities and Exchange Commission.